UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (date of earliest event reported): December 28, 1998



                       ICON SYSTEMS, INC.
     (Exact Name of Registrant as Specified in its Charter)


        NEVADA                  0-21899            87-0565018
     State or Other           (Commission         (IRS Employer
     Jurisdiction)            File Number)        Identification
                                                      Number)


       4835 North O'Connor, Suite 134-136, Irving, Texas 75062.
 (Address of Principal Executive Offices and Principal Place of Business)


   4848 South Highland Drive #353, Salt Lake City, Utah 84117
         (Former Address, If Changed since Last Report)


Registrant's Telephone Number, Including Area Code:  (817) 267-1866

                            FORM 8-K


Item 1.  Changes in Control of Registrant.

     See Item 2 below.

Item 2.  Acquisition or Disposition of Assets.

     On December 22, 1998 Icon Systems, Inc. (the "Company") entered into an Acquisition Agreement and Plan of Reorganization with Prospero Investments Limited, a United Kingdom company ("Prospero"), and the shareholders of Prospero. Under the terms of the acquisition, the Company acquired 100% of the issued and outstanding capital stock of Prospero in exchange for 5,100,000 shares of the Company's authorized but previously unissued common stock, post-split as set forth below. The 5,100,000 shares are to be issued to the shareholders of Prospero in exchange for all of their Prospero shares.

     In connection with the acquisition, the Company effected on December 28, 1998 a reverse stock split of its issued and outstanding shares of common stock on a one (1) share for fifty
(50) shares basis.

     Prospero is the owner of SR Gent PLC ("SR Gent"), a clothing manufacturer and supplier located in Barnsley, South Yorkshire, England. Following the acquisition, the business of SR Gent will become the principal business of the Company.

     Prospero, through its subsidiary SR Gent, designs, manufactures and distributes apparel for women and children. SR Gent has been engaged in fashion design and apparel manufacturing for more than fifty years and is a major supplier of ladieswear and childrenswear to Marks & Spencer. SR Gent employs an experienced design team in London that creates ladies formal blouses, ladies tops, sportswear and girlswear. SR Gent also manufactures and markets formal skirts, trousers, boyswear and babywear.

     As a result of the exchange, the former Prospero shareholders will have effective voting control of the Company. Also, the Company's current Board of Directors will resign and be replaced by persons associated with Prospero and SR Gent. The new directors will hold office until the Company's next annual meeting, which is expected to be held in May 1999, or until their successors are elected or appointed and qualified, or their prior resignation or termination.

     The Company is presently investigating the possibility of making additional acquisitions. No definitive agreements have been executed and there can be no assurance that additional acquisitions will be completed.

Item 7.  Financial Statements and Exhibits.

     Financial statements required under this Item 7 will be filed upon completion but no later than sixty (60) days from the date this report is filed as provided in Item 7(a)(4).

     (c)  Exhibits included herewith:

          Exhibit 2.1    Acquisition Agreement and Plan of
                         Reorganization

                           SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         ICON SYSTEMS, INC.



Date:  January 8, 1999                  By: /S/ Chandra Sekar
                                        Chandra Sekar, President